SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                           LaSalle Hotel Properties
              -------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       Maryland                                        36-4219376
  ----------------------------------                   ----------
  (STATE OF INCORPORATION OR              (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  220 East 42nd Street                                  10017
  New York, New York                                -------------
  ------------------                                  (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE
  OFFICES)


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-45647 (IF APPLICABLE)

  If this form relates to the             If this form relates to the
  registration of a class of              registration of a class of
  securities pursuant to Section          securities pursuant to Section
  12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
  effective pursuant to General           effective pursuant to General
  Instruction A.(c), please check         Instruction A.(d), please check
  the following box.  /x/                 the following box.  / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE SO            NAME OF EACH EXCHANGE ON WHICH
  REGISTERED                              EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial             New York Stock Exchange, Inc.
  Interest, $.01 par value
  per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Shares of Beneficial Interest" in the Registrant's prospectus to be filed with the Securities and Exchange Commission pursuant to rule 424(b) under the Securities Act of 1933, as amended, and forming a part of the Registrant's Registration Statement on Form S-11 (No. 333-45647) (the "Registration Statement") is incorporated herein by reference.


ITEM 2.  EXHIBITS.

     (I) The following exhibits have been filed with the Securities and Exchange Commission:

          (1)  Form of Specimen Share Certificate for Common Stock.*
          (2) Portions of Articles of Amendment and Restatement of Declaration of Trust and the By-laws of the Registrant defining the rights of holders of shares of Common Stock.**

     (II) The following exhibits are to be filed with The New York Stock Exchange only:

          (1)       Not applicable.

          (2)       Not applicable.

          (3)       Not applicable.

          (4)(a) Form of Articles of Amendment and Restatement of Declaration of Trust of the Registrant.
             (b)    By-laws of the Registrant.

          (5)       Form of Specimen Share Certificate for Common Shares.

          (6)       Not applicable.
__________________________
*    Incorporated by reference to Exhibit 4.1 to the Registration Statement.
** Incorporated by reference to Exhibits 3.1 and 3.2 to the Registration Statement.


                               SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.








                                  LaSalle Hotel Properties
                                  ------------------------
                                      (Registrant)


                               By:   /s/ Jon E. Bortz
                                  ------------------------------
 April 9, 1998                     Jon E. Bortz
                                   President, Chief Executive
                                   Officer and Trustee